Exhibit 10.1

VONAGE HOLDINGS CORP.

2001 STOCK INCENTIVE PLAN
(WITH ALL AMENDMENTS THROUGH APRIL 20, 2005)

1.             Purposes of the Plan.  The purposes of this 2001 Stock Incentive Plan of VONAGE HOLDINGS CORP. (formerly known as Min-X.com, Inc.) (the “Company”) which is an amendment and restatement of the 2000 Stock Incentive Plan of Min-X.com, Inc., are to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate, and retain employees, directors, and consultants of exceptional ability and to provide a means to encourage stock ownership and a proprietary interest in the Company to selected employees, directors, and consultants of the Company and its Subsidiaries upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.

2.             Definitions.

(a)           “Board” means the Board of Directors of the Company.

(b)           “Cause” means any cause for unilateral termination of employment by the Company based on employee misconduct, as specified in a Participant’s employment agreement with the Company, or, for any Participant not party to an employment agreement with the Company, means (i) material failure to perform employment duties (not as a consequence of any illness, accident or other disability), (ii) continued, willful failure to carry out any reasonable lawful direction of the Company, (iii) diverting or usurping a corporate opportunity of the Company, (iv) gross negligence or recklessness in performance of employment duties, (v) other serious willful misconduct which causes material injury to the Company or its reputation, including, but not limited to, willful or gross misconduct toward any of the Company’s other employees, and (vi) commission of a felony or a crime involving moral turpitude.

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Committee” means the Compensation Committee of the Board; provided, that the Board by resolution duly adopted may at any time or from time to time determine to assume any or all of the functions of the Committee under the Plan, and during the period of effectiveness of any such resolution.  References herein to the “Committee” will mean the Board acting in such capacity.

(e)           “Common Stock” means the Common Stock, $0.001 par value, of the Company.

(f)            “Company” means Vonage Holdings Corp., a Delaware corporation.

(g)           “Eligible Person” means any person who, at the time of the grant of an Option or Restricted Stock Award, is an employee, director, or consultant of the Company or any Subsidiary.

(h)           “Fair Market Value” means the value of a share of Common Stock as of the relevant time of reference, as determined as follows.  If the Common Stock is then publicly traded, Fair Market Value will be (i) the last sale price, on the preceding business day, of a share of Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last sale price, on the preceding business day, of the Common Stock reported in The NASDAQ Stock Market’s National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices, on the preceding business day, for the Common Stock quoted by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or reported in The NASDAQ Stock Market’s National Market.  If the Common Stock is not then publicly traded, Fair Market Value will be the fair value of a share of the Common Stock as determined by the Board or the Committee, taking into consideration such factors as it deems appropriate, which may include recent sale and offer prices of Common Stock in arms’-length transactions.

(i)            “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” under Section 422A of the Internal Revenue Code and regulations thereunder.

(j)            “Option” means an Incentive Stock Option or a nonqualified stock option.

(k)           “Participant” means any Eligible Person selected to receive an Option or Restricted Stock Award pursuant to Section 5.

(l)            “Plan” means this 2001 Stock Incentive Plan, as it may be amended and/or restated and in effect from time to time.

(m)          “Required Board Approval” means approval by majority vote or written consent of the Board of Directors of the Company including in such majority the Director elected by majority vote of the holders of the Company’s Series B and Series C Preferred Stock.

(n)           “Restricted Stock Award” means a right to the grant or purchase, at a price determined by the Committee, of Common Stock which is nontransferable and subject to substantial risk of forfeiture until specific conditions of continuing employment or performance are met.

(o)           “Subsidiary” means any Subsidiary corporation (as defined in Section 425 of the Code) of the Company.

3.             Shares of Common Stock Subject to the Plan.

(a)           Subject to further adjustment in accordance with the provisions of Section 3(c) and Section 8 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Options or Restricted Stock Awards under the Plan will not exceed an aggregate of 39,201,900 shares as constituted immediately following the one-share-for-ten-shares recombination of the Common Stock taking place in June 2002.

(b)           The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Committee, from authorized but unissued shares of Common Stock and/or from previously issued shares of Common Stock reacquired by the Company.

(c)           If shares covered by any Option cease to be issuable for any reason, and/or shares covered by Restricted Stock Awards are forfeited, such number of shares will no longer be charged against the limitation provided in Section 3(a) and may again be made subject to Options or Restricted Stock Awards.

4.             Administration of the Plan.

(a)           The Plan will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law).  The captions of sections of the Plan are for reference only and will not affect the Interpretation or construction of the Plan.

(b)           The Plan will be administered by the Committee, which will consist of two or more persons.  The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan.  The Committee will determine the Eligible Persons to whom, and the time or times at which, Options or Restricted Stock Awards may be granted and the number of shares of the Common Stock subject to each Option or Restricted Stock Award.  The Committee also has authority (i) to interpret the Plan, (ii) to determine the terms and provisions of the Option or Restricted Stock Award instruments, and (iii) to make all other determinations necessary or advisable for Plan administration.  The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan.  All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

(c)           No member of the Committee will be liable for any action taken or determination made in good faith by the Committee with respect to the Plan or any Option or Restricted Stock Award under it.

5.             Grants.

(a)           The Committee will determine and designate from time to time those Eligible Persons who are to be granted Options or Restricted Stock Awards, the type of each Option to be granted and the number of shares covered thereby or issuable upon exercise thereof, and the number of shares covered by each Restricted Stock Award.  Each Option and Restricted Stock Award will be evidenced by a written agreement or instrument and may include any other terms and conditions not inconsistent with the Plan, as the Committee may determine.

(b)           Subject to adjustment in accordance with the provisions of Section 8 of the Plan, no individual may be granted an Incentive Stock Option that becomes exercisable in any one calendar year for shares of Common Stock having an aggregate fair market value (on the date the Incentive Stock Option is granted) that exceeds $100,000 (when aggregated with grants under any other stock option plan of the Company).

(c)           No shares of Common Stock or other capital stock of the Company issuable under the Plan, whether issuable directly or upon exercise of an Option, shall be issued wholly or partially in exchange for indebtedness of any nature without Required Board Approval in each instance.

6.             Terms and Conditions of Stock Options.

(a)           The price at which Common Stock may be purchased by a Participant under an Option will be determined by the Committee.

(b)           Each Option will be exercisable at such time or time, during such periods, and for such numbers of shares as is determined by the Committee and set forth in the agreement or instrument evidencing the Option grant.  Acceleration of vesting or exercisability otherwise than pursuant to subsection (c) immediately following shall be accomplished only pursuant to Required Board Approval in each instance.

(c)           If a Change of Control of the Company becomes effective while a Participant continues to be employed by the Company, every Option previously granted to that Participant that has not expired, been cancelled or otherwise become unexercisable, shall, upon termination of that Participant’s employment with the Company becoming effective not later than 180 days after the date on which the Change of Control of the Company becomes effective, by reason of—

•                                          termination by the Company without Cause, or
•                                          termination by the Optionee as a consequence of either of the following actions taken by the Company without the Optionee’s consent:

•                                          reduction in the Optionee’s title, compensation, duties and/or responsibilities or

•                                          relocation of the place of Optionee’s employment to a location more than 30 miles distant from its location at the time the Change of Control of the Company occurred, vest and become exercisable to the extent of one-half the number of shares (rounded up to the next whole share) covered thereby.  A “Change of Control of the Company” shall occur or be deemed to have occurred only if any of the following events takes place:

(i)             any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as the ownership of stock of the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

(ii)          individuals who, as of June 1, 2004, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

(iii)       a merger or consolidation of the Company with any other corporation is consummated, other than (I) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person or group of persons acting in concert acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv)      the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(d)           Unless the Compensation Committee otherwise determines (whether at the time the Option is granted or otherwise), upon the exercise of an Option, the purchase price will be payable in full in cash.

(e)           No fractional shares will be issued pursuant to the exercise of an Option, nor will any cash payment be made in lieu of fractional shares.

(f)            Shares issued upon exercise of an Option granted after November 14, 2003 shall be subject to a right of first refusal in favor of the Company as provided in Section 12 below.

7.             Terms and Conditions of Restricted Stock Awards.

(a)           All shares of Common Stock subject to Restricted Stock Awards granted or sold pursuant to the Plan may be issued or transferred for such consideration (which may consist wholly of services) as the Committee may determine, and will be subject to the following conditions:

(i)            The shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions, if any, are removed or expire, unless the Committee determines otherwise.

(ii)           The Committee may provide in the agreement or instrument evidencing the grant of the Restricted Stock Awards that the certificates representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will be held in escrow by the Company until the restrictions on the shares lapse in accordance with the provisions of subsection (b) of this Section 7.

(iii)          Each certificate representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will bear a legend making appropriate reference to the restrictions, if any, imposed.

(iv)          The Committee may impose other conditions on any shares subject to Restricted Stock Awards granted or sold pursuant to the Plan as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange or securities quotations system upon which such shares or shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

(b)           Any restrictions imposed under subparagraph (a) above upon Restricted Stock Awards will lapse at such time or times, and/or upon the achievement of such predetermined performance objectives as is or are determined by the Committee and set forth in the agreement or instrument evidencing the Restricted Stock Award.  Acceleration of the lapse of any restrictions shall be accomplished only pursuant to Required Board Approval in each instance.

(c)           Subject to the provisions of subparagraphs (a) and (b) above, the holder will have all the rights of a shareholder with respect to the shares covered by Restricted Stock Awards granted or sold, including the right to receive all dividends and other distributions paid or made with respect thereto (excluding dividends and distributions paid or made in the form of shares of the same class as those covered by Restricted Stock Awards, which shall be subject to the escrow provisions of subsection (a)(ii) of this Section 7); provided, however, that if requested by the Company, he or she will execute an irrevocable proxy or enter into a voting agreement with the Company as determined by the Committee for the purpose of granting the Company or its nominee the right to vote all shares that remain Subject to restrictions under this Section 7 in the same proportions (for and against) as the outstanding voting shares of the Company that are not subject to such restrictions are voted by the other shareholders of the Company on any matter, unless the Committee determines otherwise.

(d)           Shares subject to Restricted Stock Awards granted or sold pursuant to the Plan after November 14, 2003 as to which restrictions imposed under subparagraph (a) have lapsed shall be subject to a right of first refusal in favor of the Company as provided in Section 12.

8.             Adjustment Provisions.

(a)           Subject to Section 8(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, or as the result of a business combination transaction in which the Company is the surviving corporation, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Sections 3 and 5, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Options and Restricted Stock Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable).  In the case of a business combination transaction in which the Company is not the surviving corporation, or in the case of the sale of all or substantially all the property of the Company, and the surviving corporation or purchaser does not elect to assume the obligations of the Company under the Plan, the Plan shall terminate, and all unvested Options granted thereunder shall expire, at the time any such transaction is completed.

(b)           Adjustments under this Section 8 will be made by the Committee in accordance with the terms hereof, whose determination as to what adjustments will be made and the extent thereof so as to effectuate the intent of such sections will be final, binding, and conclusive.  The Company may, but will not be required to, issue fractional shares by reason of any such adjustments.

9.             General Provisions.

(a)           Nothing in the Plan or any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of or as a director of or consultant to the Company or any of its Subsidiaries or affect the right of the Company or any Subsidiary to terminate the employment, directorship, or consulting relationship of any Participant at any time, with or without cause.

(b)           No shares of Common Stock shall be issued or transferred pursuant to an Option or Restricted Stock Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges or securities quotations systems upon which the Common Stock may be listed have been fully met.  As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Option or Restricted Stock Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(c)           No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or Subject to any Option, except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

(d)           The Committee may adopt rules regarding the withholding of federal, state, or local taxes of any kind required by law to be withheld with respect to payments and delivery of shares to Participants under the Plan.

(e)           The Committee may cancel, with the consent of the Participant, all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares as the Option surrendered, or may require such voluntary surrender as a condition to a grant of a new Option to such Participant.  Subject to the provisions of Section 6(d), such new Option will be exercisable at such time or time, during such periods, and for such numbers of shares, and in accordance with any other terms or conditions, as are specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

(f)            The written agreements or instruments evidencing Restricted Stock Awards or Options granted under the Plan may contain such other provisions as the Committee may deem advisable.  Without limiting the foregoing, and if so authorized by the Committee, the Company may, with the consent of the Participant and at any time or from time to time, cancel all or a portion of any Option granted under the Plan then subject to exercise and discharge its obligation with respect to the Option either by payment to the Participant of an amount of cash equal to the excess, if any, of the Fair Market value, at such time, of the shares subject to the portion of the Option so canceled over the aggregate purchase price specified in the Option covering such shares, or by issuance or transfer to the Participant of shares of Common Stock with a Fair Market Value at such time, equal to any such excess, or by a combination of cash and shares.  Upon any such payment of cash or issuance of shares, (i) there will be charged against the aggregate limitations set forth in Section 3(a) a number of shares equal to the number of shares so issued plus the number of shares purchasable with the amount of any cash paid to the Participant on the basis of the Fair Market Value as of the date of payment, and (ii) the number of shares subject to the portion of the Option so canceled, less the number of shares so charged against such limitations, will thereafter be available for other grants.

10.          Amendment and Termination.

(a)           The Board will have the power, in its discretion, to amend, modify, suspend, or terminate the Plan at any time, subject to the rights of holders of outstanding Options and Restricted Stock Awards on the date of such action.

(b)           The Committee may make such modifications in the terms and conditions of an Option or Restricted Stock Award held by such Participant as it deems advisable; provided that no amendment, suspension or termination of the Plan will, without the consent of the Participant, adversely affect any right or obligation under any Option or Restricted Stock Award previously granted to such Participant under the Plan.

11.          Effective Date of Plan and Duration of Plan.

The effective date of the Plan is May 1, 2000, the date on which it was approved (as the “Min-X.com, Inc.  Stock Incentive Plan”) by the Board and stockholders of the Company.  No option may be granted under the Plan after the tenth anniversary of such effective date.  Subject to the foregoing, options may be granted under the Plan at any time subsequent to such effective date, provided, however, that (a) no Incentive Option will be exercised or exercisable unless the stockholders of the Company approve the Plan not later than one year from such effective date, and (b) all Incentive Options, if any, issued prior to the date of such stockholders’ approval will contain a reference to such condition.

12.          Right of First Refusal in Favor of Company

The right of first refusal in favor of the Company referred to in Sections 6(e) and 7(d) hereof (“FRR”) shall operate as follows:

(a)           Shares issued on exercise of an Option or subject to a Restricted Stock Award may only be resold (i) in a bona fide transaction (ii) to a purchaser whose business activity does not compete with the business activity of the Company.

(b)           Any Participant who determines to sell, transfer or otherwise dispose of (“Transfer”) shares subject to the FRR shall notify the Company, by letter ( a “First Refusal Offer”) addressed to the Chief Executive Officer of the Company and delivered to him at the Company’s principal business address.

(c)           Each First Refusal Offer shall identify the Participant by name and address and shall state the number of shares the Participant proposes to Transfer, the price per share at which the Transfer is to be made, any other terms and conditions of the Transfer and the identity of the proposed transferee.

(d)           The Company shall have fifteen (15) days after receipt of a First Refusal Offer in proper form and substance within which to exercise the FRR with respect to all, but not less than all, of the number of shares stated in the First Refusal Offer.  Exercise shall be by means of a letter delivered to the Participant who gave the First Refusal Notice at the Participant’s address set forth therein, stating that the Company is exercising the FRR (an “Acceptance Notice.”) The Company’s failure for any reason to deliver an Acceptance Notice within such fifteen (15)-day period shall constitute its rejection of the First Refusal Offer.

(e)           If the Company rejects the First Refusal Offer, the Participant in question shall be free for a period of thirty (30) days to Transfer the shares that were the subject thereof in the manner, at the price, on the terms and conditions, and to the proposed transferee, stated in the First Refusal Offer.  If that Transfer is not completed within such thirty-day period, the Participant shall not thereafter Transfer the shares to anyone without again complying with the provisions of this Section 12.

(f)            If the Company gives a timely Acceptance Notice, the Participant in question shall promptly, but in no event later than five (5) days after receipt of the Acceptance Notice, deliver all certificates representing the shares that were the subject of the First Refusal Offer to the Company, duly endorsed and otherwise in form acceptable for transfer, against payment by the Company (by check drawn to order of the Participant) of the price per share specified in the First Refusal Offer.

(g)           The FRR shall terminate as to the Common Stock on the effective date of the initial underwritten public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended.